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                                                                    Exhibit 23







                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statements of Parker Drilling Company on Form S-8 (File No. 2-87944, 33-24155, 33-56698 and 33-57345) of our report dated October 17, 1995, on our audits of the consolidated financial statements and financial statement schedules of Parker Drilling Company and subsidiaries as of August 31, 1995 and 1994, and for the years ended August 31, 1995, 1994 and 1993, which report is included in this Annual Report on Form 10-K.

                           COOPERS & LYBRAND L.L.P.




Tulsa, Oklahoma
October 17, 1995



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